UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/19/2007

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

UTAH	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 16, 2007, Raser Technologies, Inc. entered into a Third Amended Restricted Stock Grant Agreement (the "Third Amended Agreement") with Timothy Fehr, Chief Technology Officer, to delay the delivery of 150,000 shares to Mr. Fehr according to a revised delivery schedule set forth in Exhibit 1 to the Third Amended Agreement, under which Mr. Fehr will receive 10,000-15,000 shares per week from July 3, 2007 to September 21, 2007. Under the previous delivery schedule, Mr. Fehr was to receive 10,000 -15,000 shares per week from January 2, 2007 to March 23, 2007. All other provisions of the previous agreement remain in full force and effect.

The foregoing description of the Third Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amended Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                  Description
10.1                 Third Amended Restricted stock Grant Agreement, dated January 16, 2007, between the registrant and Timothy Fehr.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: January 19, 2007	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	THIRD AMENDED RESTRICTED STOCK GRANT AGREEMENT